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                                                                    EXHIBIT 10.5

AGREEMENT
relating to Suite 1.4,
30 St James's Street,
London SW1



Dated 20 December 2005



Levco Europe, LLP(1)
BKF Capital Group, Inc.(2)
King Street European Advisors, Ltd.(3)
King Street Capital Management, L.L.C.(4)
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                               TABLE OF CONTENTS

OPERATIVE PROVISIONS
1    Definitions                                            1
2    Interpretation                                         1
3    Sale                                                   2
4    Landlord's Consent                                     3
5    Completion                                             3
6    Possession                                             4
7    Title                                                  4
8    Matters affecting the Property                         5
9    Representations and Indemnity                          5
10   Standard Conditions                                    5
11   Transfer                                               6
12   Registration                                           7
13   Service of notices pending registration                7
14   VAT                                                    7
15   Insurance                                              8
16   Equipment                                              8
17   Purchaser's Guarantor                                  8
18   Vendor's Guarantor                                     9
19   No sub-sale or assignment                              11
20   Notices                                                11
21   Entire agreement                                       11
22   Governing law and jurisdiction                         11
23   Contracts (Rights of Third Parties) Act of 1999        11
SCHEDULE                                                    12
     Part 1 - The Property                                  12
     Part 2 - The Lease                                     12
     Part 3 - The Ancillary Leasehold Documents             12
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                                                                20 December 2005

     DATE



     PARTIES

(1) LEVCO EUROPE, LLP (company number OC308828) c/o Suite 1.4 29-30 St James's Street London SW1 (the "Vendor");

(2) BKF CAPITAL GROUP, INC. of c/o John A. Levin & Co., Inc. of 1 Rockefeller Plaza, New York, NY 10020 USA (the "Vendor's Guarantor");

(3) KING STREET EUROPEAN ADVISORS, LTD. (company number 5440189) whose registered office is at Alder Castle, 10 Noble Street, London EC2V 7QJ (the "Purchaser"); and

(4) KING STREET CAPITAL MANAGEMENT, L.L.C. of 65 East 55th Street, 30th Floor, New York, New York 10022 USA (the "Purchaser's Guarantor").

     OPERATIVE PROVISIONS

1    DEFINITIONS

     In this agreement except where a different interpretation is necessary in the context the words and expressions set out below shall have the following meanings:

     Actual Completion                  actual completion of the sale of the
                                        Property pursuant to this agreement and
                                        "Date of Actual Completion" will be
                                        interpreted accordingly

     Ancillary Leasehold Documents      the documents listed in Part 3 of the
                                        Schedule

     Completion Date                    20 February 2005 or, if later, five (5)
                                        Working Days after the date on which
                                        Landlord's Consent is obtained

     Equipment                          means the furniture and equipment set
                                        out on the list attached to this
                                        agreement

     Equipment Price                    means one hundred and fifty thousand
                                        US dollars ($150,000)

     Insurance Policy                   a policy of insurance relating to the
                                        Property

     Interest Rate                      4 per cent per annum above the base rate
                                        from time to time of Barclays Bank plc

     Landlord the landlord for the time being of the Lease (including any superior landlord)

     Landlord's Consent                 the written consent of the Landlord to
                                        the assignment of the Lease to the
                                        Purchaser in such form as the Landlord
                                        shall reasonably require
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Landlord's Consent Costs      the reasonable and proper professional cost/fees
                              (plus (to the extent that the Landlord will not recover the same and the Landlord agrees not to require payment of such VAT) any VAT on those costs) properly incurred by the Landlord in connection with the application of the Vendor to the Landlord for consent to assign the Lease to the Purchaser which the Landlord is entitled to recover under the terms of the Lease from its tenant and which for the avoidance of doubt and without prejudice to the generality of the foregoing shall not include any incentive or other fee (if any) paid by the Vendor to the Landlord for such consent

Lease the underlease described in more detail in Part 2 of the Schedule including the Ancillary Leasehold Documents

Official Copies               official copies of the Registered Title as at 9
                              November 2005

Price                         one pound (L1)

Property the leasehold property known as Suite 1.4, 30 St James's Street, London SW1 and described in more detail in Part 1 of the Schedule

Purchaser's Solicitors        Brookstreet Des Roches Solicitors, 1 Des Roches
                              Square, Witney, Oxon OXON OX28 4LF

Registered Title              the leasehold interest registered at HM Land
                              Registry under Title Number NGL846294

Rent Deposit Deed             the rent deposit deed entered into by Benchmark
                              Group Limited (1) and the Vendor (2) and dated 14
                              February 2005

Standard Conditions           the Standard Commercial Property Conditions (First
                              Edition)

Tenant's Obligations          the obligations in the Lease to be observed and
                              performed by the tenant for the time being

VAT Value Added Tax as defined in the VAT Act 1994, as amended

Vendor's Solicitors           SJ Berwin LLP of 222 Gray's Inn Road London WC1X
                              8XF (ref: 128/J13950.8)

Vendor's Solicitor's Bank     the Vendor's Solicitor's bank account at Barclays
Account                       Bank Plc 8/9 Hanover Square London W1A 4ZW Account
                              No: 10644994 Sort Code: 20-36-47

Vendor's Solicitors' Replies  the written replies given by the Vendor's
                              Solicitors to the pre-contract enquiries raised by the Purchaser's Solicitors

Working Day                   has the meaning given to that expression in the
                              Standard Conditions

2    INTERPRETATION

2.1 The clause, paragraph, Schedule and Annexure headings and the table of contents used in this agreement are inserted for ease of reference only and shall not affect construction.

2.2 The Schedules and Annexures to this agreement are incorporated into this agreement. References in this agreement and the Schedules to the parties, Schedules, Annexures and

                                      -2-
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     clauses are references respectively to the parties, Schedules and Annexures to and clauses of this agreement.

2.3 References to persons shall include bodies corporate, unincorporated associations and partnerships, in each case whether or not having a separate legal personality.

2.4 Except where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part of the whole.

2.5 If any condition or covenant contained in this agreement requires a party to it not to do an act or thing it shall be a breach of any such condition or covenant to permit or suffer such act or thing to be done.

2.6 Where a party consists of more than one person covenants and obligations of that party shall be deemed to be made jointly and severally.

2.7 References to statutory provisions, enactments or EC Directives shall include references to any amendment, modification, extension, consolidation, replacement or re-enactment of any such provision, enactment or EC Directive (whether before or after the date of this agreement), to any previous enactment which has been replaced or amended and to any regulation, instrument or order or other subordinate legislation made under such provision, enactment or EC Directive, except where expressly stated to the contrary.

2.8 If any provision of this agreement is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this agreement will remain in full force and effect and will not in any way be impaired.

2.9 This agreement does not confer any rights on any person or party other than the parties to this agreement pursuant to the Contracts (Rights of Third Parties) Act 1999.

3    SALE

     The Vendor agrees to sell and the Purchaser agrees to purchase the Property at the Price on the terms set out in this agreement.

4    LANDLORD'S CONSENT

4.1 Completion of the sale and purchase of the Property is conditional on the Vendor obtaining the Landlord's Consent and the provisions of Standard Condition 8.3 (as amended by this agreement) will apply.

4.2 Subject to the provisions of clause 4.3 of this agreement, if the Landlord's Consent has not been obtained by 31 January 2006 then either the Purchaser or the Vendor may at any time after that date by notice in writing to the other forthwith terminate this agreement and Standard Condition 7.2 will apply but without prejudice to any claim in respect of any prior breach of the obligations contained in this agreement.

4.3 A party to this agreement may not terminate this agreement if Landlord's Consent has not been obtained due to that party's failure to comply with its obligations under clause 8.3 of the Standard Conditions (as amended by clause 10 of this agreement and subject to clause 4.6).

4.4 The Landlord's Consent Costs will be payable by the Vendor to the Landlord on the Date of Actual Completion and on the same date the Purchaser shall reimburse the Vendor 50% of the Landlord's Consent Costs provided that the Purchaser shall also reimburse such 50% share in the event that this Agreement is terminated by either party pursuant to clause 4.2.

                                      -3-








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4.5  The Purchaser will on the Date of Actual Completion enter into a rent deposit deed with the Landlord in the sum of L69,960 plus VAT and otherwise in such form as the Landlord reasonably requires.

4.6 Notwithstanding the terms of the Lease and this agreement the Vendor shall not be required in relation to obtaining the Landlord's consent to provide or procure any authorised guarantee agreement for the benefit of the Landlord nor provide or procure any personal guarantees or payment or other inducement.

5    COMPLETION

5.1 Completion will take place at the office of the Vendor's Solicitors or such other place as they will direct on or before 1.00 pm on the Completion Date.

5.2 If completion takes place after 1:00 pm it will be deemed to have taken place on the following Working Day.

5.3 The Purchaser will pay all monies due on completion by telegraphic transfer to the Vendor's Solicitors' Bank Account or otherwise as the Vendor's Solicitors direct.

5.4 In the event that Landlord's Consent is not obtained by 23 December 2005 (but is subsequently obtained and the assignment of the Lease completes) and if the Purchaser shall not have terminated its existing arrangements to occupy for office accommodation at 53 Davies Street, Mayfair, London (such arrangements are in this clause called the "License") so that they end on 1st March 2006, then:

     (a) subject to the proviso below the Vendor shall contribute to the Purchaser 50% of the monthly rent of L5,500 inclusive of VAT payable by the Purchaser under the Licence for the period from and including 1 March 2006 until the earlier of 31 May 2006 and any prior date on which the Purchaser manages to terminate the Licence such contribution to be payable monthly in advance and where necessary apportioned on a daily basis (so that the Purchaser shall promptly refund any payment which relates to a period beyond any such termination date);

     (b) the Purchaser shall use all reasonable endeavours (but for the avoidance of doubt excluding the payment of any surrender premium or giving of any other incentive whether financial or otherwise) to terminate the Licence as soon as possible after 1 March 2006; and

     (c) subject to the proviso below without prejudice to the wording in brackets in clause 5.4(b), the Vendor shall pay to the Purchaser within five Working Days of written demand (with proof of payment to the relevant landlord) 50% of any amount that the Purchaser has paid to the landlord of the premises at 53 Davies Street, Mayfair, London to secure termination of the Licence prior to 31 May;

     Provided that the maximum aggregate liability of the Vendor under clauses 5.4(a) and (c) is the sum of L8,250 inclusive of VAT.

6    POSSESSION

     Vacant possession of the Property will be given on the Date of Actual Completion.

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7    TITLE

     The Purchaser has investigated and accepts the Vendor's title to the Property and will not make any objections or requisitions with regard to it save for requisitions relating to:

     (a) previously undisclosed matters registered after the date of this agreement and revealed by the usual pre-completion searches at HM Land Registry against the Registered Title from the date of the Official Copies; and

     (b)  the discharge of any financial charges.

8    MATTERS AFFECTING THE PROPERTY

8.1 The Property is sold subject to and (where applicable and where the Vendor can lawfully grant the same) with the benefit of:

     (a) the entries in the property register of the Registered Title as set out in the Official Copies;

     (b)  the Lease and the Tenant's Obligations;

     (c) all local Land Charges (whether registered or not at the date of this agreement) and all matters capable of registration as local Land Charges;

     (d) all notices demands proposals and requirements served or made by any local or other public authority (whether before or after the date of this agreement);

     (e) all notices demands proposals and requirements served or made under the Town & Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning Compensation Act 1991 and any subsequent legislation of a similar nature or any highways legislation;

     (f) all matters referred to in Schedule 3 Land Registration Act 2002 and any matters which were overriding interests as defined in section 70(1) Land Registration Act 1925 and which continue in effect under
          Schedule 12 Land Registration Act 2002;

     (g) all rights of way water light air and other rights easements quasi-easements liabilities and public rights whatsoever and any liability to repair or to contribute towards the cost of repair of roads passages sewers drains fences or other items.

8.2 The Official Copies and a copy of the Lease have been produced to the Purchaser and the Purchaser purchases with full knowledge of them and will not raise any requisition on or objection to them save in respect of any matters arising between the date of this agreement and the Date of Actual Completion.

9    REPRESENTATIONS AND INDEMNITY

9.1 The Purchaser acknowledges that it has not entered into this agreement in reliance wholly or partly on any statement or representation made by or on behalf of the Vendor except in so far as any such statement or representation is expressly set out in this agreement or in the Vendor's Solicitors' Replies or in correspondence between the Vendor's Solicitors and Purchaser's Solicitors.

9.2 The Vendor's Solicitors' Replies do not obviate the need for the Purchaser to make the appropriate searches and enquiries and to inspect and survey the Property in contemplation of the Purchaser's expected use.

9.3 The Vendor warrants that it has disclosed all breaches of the Tenant's Obligations (other than breaches of any obligations which relate to the state of repair and condition of the Property).

 9.4 The Purchaser having inspected the Premises on 23 November 2005, the Vendor shall on the Date of Actual Completion procure that the Premises are delivered up in no materially worse state of repair and condition (save and to the extent due to any damage by any Insured Risk (as the term is defined in the Lease)) and indemnifies the Purchaser against all loss damages claims costs and liabilities whatsoever suffered by the Purchaser as a result whether directly or indirectly (and without prejudice to any other remedies of the Purchaser under this agreement, including without prejudice to the generality of the foregoing rescission) of any breach of the Vendor's obligations in this clause 9.4.

 9.5 In the event that at any time prior to the Completion Date the Property and/or the building of which the Property forms part is/are damaged by an Insured Risk or Terrorism so that the Property or part of it is unfit for occupation or use the Vendor shall serve written notice on the Purchaser forthwith of any such damage and the Purchaser shall have the option at any time prior to the expiry of 10 working days from the date of service of such notice to terminate this Agreement by service of written notice on the Vendor and on service of any such notice this Agreement shall cease and determine and Standard Condition 7.2 will apply.

9.6 For the avoidance of doubt, the Purchaser shall not be obliged to give the Vendor an indemnity in respect of the performance of the Tenant's Obligations and to the extent that any such indemnity could be implied the Purchaser and the Vendor agree that the Purchaser shall have no such obligation to indemnify the Vendor.

10        STANDARD CONDITIONS

          The Standard Conditions will be deemed to be incorporated in this agreement so far as they are not varied by or inconsistent with the specific provisions of this agreement (and in which case those specific provisions shall prevail) and with the following variations and additions:

          (a) in Condition 1.1.1(m) the words "and such working day will expire at 5.30 pm" will be added;

          (b)     Condition 2.2 will not apply;

          (c) Condition 3.1.3 will not apply in respect of public requirements;

          (d)     Condition 3.3.3 shall not apply;

          (e)     Condition 4.3.2 will not apply;

          (f)     Condition 4.5.2 will not apply;

          (g) in Condition 4.5.5 after the word "completion" the words "and which is not a matter of public record" will be added;

          (h)     Conditions 5.1.2, 5.1.3 and 5.1.4 will not apply;

          (i)     Condition 5.2 will not apply;

          (j)     in Condition 6.1.2 1.00 pm will be substituted for 2.00 pm;

          (k) in Condition 6.3.2 the words "or the seller exercises his option in Condition 7.3.4" will be deleted and the following substituted: "or the buyer holds the property as tenant of the seller or the seller is entitled to compensation under Condition 7.3";

          (l) in Condition 6.8.2(b) the following words will be added after the words "freed of all mortgages": "or if reasonable evidence is produced that the property would be released from all mortgages" and the words "in each case" will be added after the word "except";

          (m) in Condition 7.1.1 the words "in the negotiations leading to it" will be deleted and the following substituted: "any written statement made by or on behalf of the seller to the


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               buyer or his agents or advisers in answer to formal preliminary enquiries before the date of the contract or in correspondence between the Vendor's Solicitors and the Purchaser's Solicitors";

          (n) at the end of Condition 7.5.2(a) the following words will be added: "and section 49(2) Law of Property Act 1925 will not apply";

          (o)  the following will be added as a new Condition 7.7:

               "7.7  INSOLVENCY

                     If the buyer passes a resolution to wind up, is served with a petition for winding-up or bankruptcy or applies for an administration order or an order under section 253 Insolvency Act 1986 or if a receiver or an administrative receiver is appointed in respect of any of the assets of the buyer the seller may serve written notice upon the buyer withdrawing from the contract and condition 7.2 then applies with such event being treated as a breach of contract by the buyer.";

          (p) In Condition 8.3.2(a) the words "as expeditiously as possible and in the process shall keep the Purchaser informed of material progress" shall be added at the end, in Condition 8.3.2(b) the words "in writing" will be inserted after the word "notice" and in condition 8.3.3(a) the words "reasonably required" shall be added at the end of the clause;

          (q)  Conditions 8.3.3(c), 8.3.4, 8.3.5, 8.3.6, 8.3.7 and 8.3.8 will not apply;

          (r) the word "buyer" will be read as "Purchaser" and the word "seller" as "Vendor".

11        TRANSFER

          The transfer of the Property will be in the form annexed.

12        REGISTRATION

          The Purchaser will use all reasonable endeavours to procure that it is registered as proprietor of the Registered Title within three months after the Date of Actual Completion and provide to the Vendor as soon as they are available official copies of the registered title to the Registered Title showing the Purchaser as registered proprietor.

13        SERVICE OF NOTICES PENDING REGISTRATION

          With effect from the Date of Actual Completion:

          (a) any notice or proceedings to be served upon the tenant under the Lease shall be effectively served if served upon the Purchaser alone notwithstanding that the legal estate in the Property may not be vested in the Purchaser;

          (b) the Vendor authorises the Purchaser to receive service of any notice or proceedings to be served upon the tenant under the Lease whether that notice is or those proceedings are addressed to the Purchaser the Vendor or both of them;

          (c) any notice or proceedings to be served by the tenant under the Lease shall be effectively served if served by the Purchaser alone notwithstanding that the legal estate in the Property may not then be vested in the Purchaser.



                                      -7-

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14        VAT

          All payments made pursuant to this agreement will (unless it is specifically provided otherwise) be exclusive of VAT and any VAT chargeable on such payments will be paid in addition to the payment in question.

15        INSURANCE

15.1 The Vendor will not be obliged to maintain in force any Insurance Policy after the date of this agreement.

15.2 The Vendor will not be obliged to obtain or consent to an endorsement of notice of the Purchaser's interest on any Insurance Policy.

15.3 The Vendor will have no liability to the Purchaser if the amounts of cover or the insured risks are insufficient.

16        EQUIPMENT

16.1 On the Completion Date the Purchaser shall purchase the Equipment from the Vendor and the Vendor shall sell the Equipment to the Purchaser for the Equipment Price.

16.2 Any parts of the Equipment that are a fixture at the Property shall be sold as part of the Property under clause 3 save that the warranties and representations in the remainder of this clause 16 shall still apply to any such parts of the Equipment.

16.3      The Vendor warrants and represents to the Purchaser that:

          (a) the Equipment is in the Vendor's possession and control and is its absolute property;

          (b) the Vendor has not entered into any contract or option to sell, mortgage, or encumber the Equipment save for this agreement;

          (c) the Equipment is not subject to any option, charge, lien, mortgage, restriction, debt, claims and/or other encumbrance;

          (d) to the best of the Vendor's knowledge and belief the Equipment has during the Vendor's ownership of the Property worked properly and has been properly maintained to the extent reasonably necessary;

          (e) there is no pending or threatened action, suit, claim, inquiry, investigation, hearing, audit, examination, or proceeding, to which Vendor is named as a party or to which the Equipment is or may be subject and to the best of the Vendor's knowledge and belief no basis therefore;

          (f) the Vendor has paid any and all taxes, license fees, or other charges levied, assessed, or imposed upon the Equipment;

          (g) the information contained in the list of Equipment attached to this agreement is true, complete and correct including without limitation the actual original out-of-pocket costs paid by the Vendor for the Equipment;

          (h) insofar as it is able, the Vendor hereby assigns to the Purchaser with the Equipment the benefit of all rights and warranties that it has in respect thereof;

          on or after the Date of Actual Completion the Vendor shall, at the request of the Purchaser, furnish execute and deliver such documents and instruments as the Purchaser shall reasonably require as necessary or desirable to carry out the transfer of the Equipment as contemplated by this clause 16.2 including without prejudice to the generality of the foregoing the transferring of and confirming title to the Equipment

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16.4     The Vendor warrants that in the event and to the extent that any of the above statements cease to be accurate in respect of any items of the Equipment prior to the Date of Actual Completion it will disclose the same as soon as practicable to the Purchaser following which the Purchaser may elect not to purchase any such part of the Equipment and a fair and appropriate adjustment will be made to the Equipment Price (and each party shall act reasonably and expeditiously in agreeing such price adjustment)

16.5 The Purchaser will pay to the Vendor any VAT payable (subject to receipt of a valid VAT invoice addressed to the Purchaser) chargeable on the sale of the Equipment to the Purchaser

16.6 On completion the Vendor shall deliver to the Purchaser the surplus existing carpet tiles for the Property and shall leave at the Property the kitchen equipment (including refrigerator) and all other Landlord's fixtures and fittings forming part of the Property when the Lease was granted (or replacements thereof).

17       PURCHASER'S GUARANTOR

17.1 In consideration of the Vendor and the Vendor's Guarantor entering into this agreement, the Purchaser's Guarantor unconditionally and irrevocably guarantees, as a primary obligation to the Vendor, the performance of the Purchaser's obligations under this agreement.

17.2 If the Purchaser defaults on the payment when due of any amount payable to the Vendor under this agreement or arising from its termination, the Purchaser's Guarantor shall immediately on demand by the Vendor pay that amount to the Vendor in the manner prescribed in this agreement as if it were the Purchaser.

17.3 This guarantee shall not be affected by any change in the constitution, structure or powers of the Purchaser's Guarantor the Vendor's Guarantor the Purchaser or the Vendor or the administration, winding up, liquidation or bankruptcy of any of them or any act, omission, matter or thing which, but for this clause 17.3, would reduce, release or prejudice any of the Purchaser's Guarantor's obligations under this Clause 17 (without limitation and whether or not known to it or the Vendor).

17.4 If any payment by the Purchaser, or any discharge given by the Vendor, is avoided or reduced as a result of insolvency or any similar event, the liability of the Purchaser and Purchaser's Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred and the Vendor shall be entitled to recover the value or amount of that security or payment. The Purchaser's Guarantor waives any right it may have of first requiring the Vendor (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Purchaser's Guarantor under this clause 17.

17.5 Until all amounts which may be or become payable by the Purchaser under or in connection with this agreement have been irrevocably paid in full, the Vendor (or any trustee or agent on its behalf) may hold in an interest-bearing suspense account any moneys received from the Purchaser's Guarantor, or on account of the Purchaser's Guarantor's liability under this clause 17, and may apply, or not, as it sees fit any other moneys, securities or rights in respect of those amounts.

17.6 The obligations of the Purchaser's Guarantor shall be in addition to and independent of all other security which the Vendor may at any time hold in respect of any of the obligations of the Vendor under this agreement.

17.7 As an independent and primary obligation, without prejudice to clause 17.1, the Purchaser's Guarantor unconditionally and irrevocably agrees to indemnify and keep indemnified the Vendor from and against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by the Vendor and arising from failure of the Purchaser to comply with any of its obligations, or discharge any of its liabilities, under this agreement or through any of the guaranteed obligations becoming unenforceable, invalid or illegal (on any grounds whether known to it or the Vendor or not) PROVIDED THAT the Vendor shall notify the Purchaser's Guarantor immediately on becoming aware of any claim of potential claim under this indemnity and shall mitigate as far as reasonably practicable any such losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by the Vendor

18      VENDOR'S GUARANTOR

18.1 In consideration of the Purchaser and the Purchaser's Guarantor entering into this agreement, the Vendor's Guarantor unconditionally and irrevocably guarantees, as a primary obligation to the Purchaser, the performance of the Vendor's obligations under this agreement.

18.2 If the Vendor defaults on the payment when due of any amount payable to the Purchaser under this agreement or arising from its termination, the Vendor's Guarantor shall immediately on demand by the Purchaser pay that amount to the Purchaser in the manner prescribed in this agreement as if it were the Vendor.

18.3 This guarantee shall not be affected by any change in the constitution, structure or powers of the Vendor's Guarantor the Purchaser's Guarantor, the Vendor or the Purchaser or the administration, liquidation or bankruptcy of any of them or any act, omission, matter or thing which, but for this clause 18.3, would reduce, release or prejudice any of the Vendor's Guarantor's obligations under this clause 18 (without limitation and whether or not known to it or the Purchaser).

18.4 If any payment by the Vendor, or any discharge given by the Purchaser, is avoided or reduced as a result of insolvency or any similar event, the liability of the Vendor and Vendor's Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred and the Purchaser shall be entitled to recover the value or amount of that security or payment. The Vendor's Guarantor waives any right it may have of first requiring the Purchaser (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Vendor's Guarantor under this clause 18.

18.5 Until all amounts which may be or become payable by the Vendor under or in connection with this agreement have been irrevocably paid in full, the Purchaser (or any trustee or agent on its behalf) may hold in an interest-bearing suspense account any moneys received from the Vendor's Guarantor, or on account of the Vendor's Guarantor's liability under this clause 18, and may apply, or not, as it sees fit any other moneys, securities or rights in respect of those amounts.

18.6 The obligations of the Vendor's Guarantor shall be in addition to and independent of all other security which the Purchaser may at any time hold in respect of any of the obligations of the Vendor under this agreement.

18.7 As an independent and primary obligation, without prejudice to clause 18.1, the Vendor's Guarantor unconditionally and irrevocably agrees to indemnify and keep indemnified the Purchaser from and against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by the Purchaser and arising from failure of the Vendor to comply with any of its obligations, or discharge any of its liabilities, under this agreement or through any of the guaranteed obligations becoming unenforceable, invalid or illegal (on any grounds whether known to it or the Purchaser or not) provided that the Purchaser shall notify the Vendor's Guarantor immediately on becoming aware of any claim of potential claim under this indemnity and shall mitigate as far as reasonably practicable any such losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by the Purchaser.

18.8 If and to the extent that the landlord of the Lease takes action against the Purchaser in respect of any sums due to the Landlord under the Lease attributable to the period during which the Lease was vested in the Vendor, the Vendor's Guarantor will procure that such sums are paid to the landlord of the Lease.

19        NO SUB-SALE OR ASSIGNMENT

          This agreement is personal to the Purchaser and the Purchaser will not be entitled to require the Vendor to transfer or assign the Property to any person other than the Purchaser.

20        NOTICES

20.1 Any notice to be given under this agreement must be in writing and signed by the person giving it or some person authorised by them and will be duly served 48 hours after being sent by registered or recorded delivery post to the recipient at its address set out in this agreement or notified in writing to the other party from time to time or (if earlier) when delivered to the recipient.

20.2 Notices may also be served by facsimile and service is deemed to be effected when the sender has finished transmitting the notice unless:

          (a) the sender knows or ought reasonably to know that the transmission has failed or is incomplete in which case service is not effected until the notice has been duly transmitted; or

          (b) transmission takes place outside normal business hours (which for this purpose are 9.30 am to 5.30 pm on a Working Day) in which case the notice is deemed to be served when normal business hours next commence.

20.3      Notices may not be served by electronic mail.

21        ENTIRE AGREEMENT

          There will be deemed to be incorporated into this agreement the contents of any side letter supplemental or ancillary to this agreement as if they had been set out expressly in this agreement and the Vendor and the Purchaser each acknowledge that the terms and conditions set out and incorporated in this agreement constitute the entire contract and arrangement between them.

22        GOVERNING LAW AND JURISDICTION

          This agreement is governed by and is to be construed in accordance with English law. The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement.

23        CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

          A person who is not a party to this agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement.

          This agreement is entered into by the parties on the date at the beginning of this agreement.

                                    SCHEDULE

                                     PART 1

                                  THE PROPERTY

The leasehold property known as Suite 1.4, 30 St James's Street, London SW1 as the same is registered at HM Land Registry under Title Number NGL846294 and shown edged red on the plan annexed to the Lease and which for the avoidance of doubt includes the works carried out by the Vendor under the License to Make Alterations referred to in part 3 of this Schedule


                                     PART 2

                                   THE LEASE

DATE                     DOCUMENT                 PARTIES

14 February 2005         Underlease               Benchmark Group Limited (1)
                                                  Levco Group, LLP (2)


                                     PART 3

                       THE ANCILLARY LEASEHOLD DOCUMENTS

DATE                     DOCUMENT                 PARTIES

14 February 2005         Licence to Make          Benchmark Group Limited (1)
                         Alterations              Levco Group, LLP (2)

Signed by:

/s/ Glenn A. Aigen
-------------------------
[signature]

Glenn A. Aigen
LEVCO Europe Holding, LTD
As Managing Advisor
--------------------------
[print name of signatory]

on behalf of LEVCO EUROPE, LLP



Signed by:


-------------------------
[signature]



--------------------------
Brian J. Higgins

on behalf of KING STREET EUROPEAN ADVISORS, LTD.


Signed by:


-------------------------
[signature]



--------------------------
[print name of signatory]

on behalf of KING STREET CAPITAL MANAGEMENT, L.L.C.

                    Signed by:


                    /s/ Norris Nissin
                    -----------------------------------
                    [signature]



                    NORRIS NISSIN
                    -----------------------------------
                    [print name of signatory]

                    on behalf of BKF CAPITAL GROUP, INC